Exhibit 10.15


                                    SUBLEASE

     This Sublease ("Sublease") is entered into between Lam Research Corporation, ("Lam"), a Delaware corporation, and Mattson Technology Inc. ("Mattson") effective on February ___, 2003 (the "Effective Date").

     Whereas Lam has leased some 100,728 square feet of commercial space located at 47131 Bayside Parkway, Fremont, CA (the "Premises") from Renco Equities IV ("Master Landlord") pursuant to a real property lease including an Addendum with an effective date of September 12, 2001 (the "Lease") a copy of which is attached hereto as Exhibit "A". (Initially capitalized terms not otherwise defined in this Sublease shall have the meanings attributed to such terms in the Lease);

     Whereas, Lam desires to sublease the Premises (as that term is defined above) to Mattson;

     Whereas Mattson is willing to sublease the Premises from Lam subject to the terms of the Lease, and pursuant to the terms and conditions set forth herein; and

     Whereas a depiction of the Premises is attached as Exhibit "B";

     Based on the mutual promises contained herein and other good and valuable consideration, the parties agree as follows:

          1. DEMISE. Subject to the approval of the Master Landlord and in consideration for the rents and all other charges and payments payable by Mattson, and for the agreements, terms and conditions to be performed by Mattson in this Sublease, Lam does hereby sublease to Mattson and Mattson does hereby hire and sublease from Lam, the Premises located at 47131 Bayside Parkway, Fremont, CA upon the agreements, terms and conditions of this Sublease for the term hereinafter stated.

          2. USE. Mattson may use the Premises for such uses as are permitted under the Lease.

          3. TERM. The term of this Sublease (the "Sublease Term") shall be for the period beginning on March 1, 2003 (the "Sublease Commencement Date") provided that the following conditions (the "Commencement Conditions") have been satisfied: (a) the execution of the Sublease by both parties; (b) Master Landlord's written consent to the Sublease in accordance with
     Section 24 below, (c) Mattson's payment of the Security Deposit and (d) Lam's delivery of the Premises to Mattson. Except for any early termination for default, the term shall expire on May 17, 2007 (the "Sublease Expiration Date"). If the Commencement

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     Conditions have not been satisfied by March 1, 2003, then Mattson shall be entitled to terminate this Sublease at any time prior to the satisfaction of the Commencement Conditions by providing Lam written notice of such election whereupon Lam shall return any advance rent and security deposit paid by Mattson and the parties shall thereafter have no further rights or obligations hereunder.

          4. EARLY POSSESSION. If the Commencement Conditions have been satisfied prior to March 1, 2003, Mattson may negotiate with Lam for the right of early access to the second floor of the Premises as of such date for the purposes of installing furniture, equipment, phones and data connections. In the event of such early possession, Mattson agrees and acknowledges that such access (a) shall be subject to all of the provisions of this Sublease, except as the parties may otherwise agree and (b) shall not advance the Sublease Expiration Date.

          4.1 SHARED PREMISES.

               4.1(a). Until May 31, 2003, Mattson will only be entitled to use the second floor of the Premises (approximately 29,232 square feet) and the front lobby area of the first floor of the Premises (approximately 3,662 square feet) for a total of 32,894 square feet (collectively, referred to herein as "Mattson's Premises"), as more particularly depicted on the floor plan attached hereto as Exhibit "C". Until May 31, 2003, Lam will continue to occupy the remainder of the Premises (approximately 67,834 square feet) (referred to herein as "Lam's Premises"), as more particularly depicted on the floor plan attached hereto as Exhibit "D". During the time of shared occupancy by Mattson and Lam, the parties hereby agree that Mattson's Rent obligations shall be prorated as set forth in Section 6.2 below. Prior to the Sublease Commencement Date, Lam shall, at its sole cost and expense, install a demising wall on the first floor separating Mattson's Premises from Lam's Premises.

               4.1(b). Lam shall fully vacate and surrender Lam's Premises to Mattson no later than May 31, 2003 (the "Lam Vacation Date") in accordance with the terms of Section 10 below.

               4.1(c). The parties hereby agree to abide by all reasonable policies and procedures established by the other party for security and confidentiality. The parties hereby agree that their respective employees, affiliates, and agents shall not enter the premises of the other party or attempt to access any propriety information owned or held by the other party. Except in the event of an emergency or as otherwise provided in the Lease, Mattson shall have sole access to Mattson's Premises and Lam shall not enter Mattson's Premises without the prior written consent of Mattson. Except in the event of an emergency, Lam shall have sole access to Lam's Premises until the Lam Vacation Date and Mattson shall not enter Lam's Premises without the


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          prior written consent of Lam. Each party hereby agrees to indemnify and defend the other party and their affiliates, officers, directors, agents, and employees from and against any and all claims, judgments, settlements, fines, assessments, penalties, demands, losses, damages, actions, causes of action, liabilities, costs and expenses, including, without limitation, attorneys' fees and costs, which either party at any time may suffer, sustain or incur that arise, result from or are related to the unauthorized entry by one party on the premises of the other. The foregoing indemnity shall survive the expiration or earlier termination of this Sublease. The breach of any obligation of this
          Section 4.1(c) shall entitle the non-breaching party to terminate this Sublease.

          5. SECURITY DEPOSIT. Mattson shall deliver to Lam a security deposit in the total amount of One Hundred Ninety Three Thousand Three Hundred Ninety Seven and 76/100 Dollars ($193,397.76) within three (3) business days of delivery of a fully executed copy of this Sublease. That deposit shall be held by Lam as security for Mattson's full and faithful performance of each and every term, covenant and condition of the Sublease, and Lam may retain the deposit, or any part thereof, to remedy the breach or failure to fulfill any such term, covenant or condition which (if a notice and cure period applies) Mattson has failed to cure within any applicable notice and cure period set forth in the Sublease. In the event that Lam does retain all or any portion of the deposit, such action shall be in addition to, and not in lieu of, any other rights or remedies that Lam may have under this Sublease and shall not be construed as an election of remedies. Lam shall not be required to keep the Security Deposit separate from its general funds and Mattson shall not be entitled to any interest on the deposit. If Lam so uses or applies all or any portion of the Security Deposit, Mattson shall within fifteen (15) days after written demand deposit with Lam in cash an amount sufficient to restore the Security Deposit to the full original amount. The Security Deposit, or so much thereof as has not theretofore been applied or retained by Lam pursuant to this paragraph 5, shall be returned to Mattson within sixty
     (60) days after the later of the expiration of the term or the date which Mattson vacates the Premises and completes its restoration conditions as described in Section 9 below.

          6. RENT. Mattson shall pay Rent to Lam as provided herein. Rent under this Sublease has two components: (1) Sublease Base Rent, as set forth in
     Section 6.1 below; and (2) Additional Rent, as described in the Lease and as modified or supplemented by the additional items described herein (Sublease Base Rent and Additional Rent are collectively referred to herein as "Rent"). The intent of the parties is for Mattson to pay all expenses imposed on Lam by virtue of the Lease, including those expenses incurred by Lam for upkeep, repair, maintenance and landscaping performed by Lam as Additional Rent under this Sublease, calculated (where applicable) in the manner described in the Lease, except to the extent of (a) Lam's obligation to pay Base Monthly Rent under the Lease; (b) the cost to Lam to maintain the property insurance required by the Lease; (c) any obligations of Lam which relate to events that occurred prior to

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     Mattson's occupancy; and (d) Lam's obligation to pay any brokerage commission that it has assumed the obligation to pay. Rent shall be due and payable to Lam by Mattson on the same dates on which Rent is due under the Lease. At each anniversary of the Sublease Commencement Date, when the Master Landlord changes the Additional Rent payment due, and at such other mutually agreeable times, the parties shall conduct a reconciliation of the Additional Rent to provide that Mattson is paying (or has paid) to Lam the sum of Additional Rent that Lam is paying (or has paid) to Master Landlord in addition to the other amounts described herein. Lam will provide a credit against the following month(s) Additional Rent for any excess payments revealed by the reconciliation. At a reasonable time following the conclusion of the Sublease, the parties will also do a reconciliation of Additional Rent payments and will render payment to the other any sums due based on that reconciliation. Mattson's obligation to pay rent under this Sublease shall abate only to the extent that Lam's obligation to pay rent to Master Landlord shall be abated under the terms of the Lease. Upon request to Lam, Mattson shall have the right to review all of Lam's records pertaining to Additional Rent.

               6.1 Sublease Base Rent. Monthly Sublease Base Rent for the Premises is as follows:

          Commencement Date - September 30, 2003:      $0 per month;
          October 1, 2003 - February 29, 2004:         $50,364 per month;
          March 1, 2004 - February 28, 2005:           $92,669.76 per month;
          March 1, 2005 - February 28, 2006:           $94,684.32 per month;
          March 1, 2006 - May 17, 2007:                $96,698.88 per month
                                                       (except for May 2007,
                                                       which shall be prorated).

               6.2. Additional Rent. Additional Rent will be due on the Sublease Commencement Date. Lam shall notify Mattson at least ten days in advance of the Sublease Commencement Date of the amount due as Additional Rent. During the period of shared occupation of the Premises by Mattson and Lam pursuant to Section 4.1(a) above, Mattson shall only be responsible for the Additional Rent attributable to Mattson's Premises (i.e. Mattson's Additional Rent obligation shall be prorated based on the formula of 32,894/100,728) until the earlier of
          (a) May 31, 2003; provided that Lam has fully vacated Lam's Premises by such date in accordance with the terms of this Sublease, or (b) Mattson's occupancy of Lam's Premises in accordance with paragraphs 4 and 4.1 above. As prorated Mattson will be responsible for all Additional Rent on the Premises, as provided in the Lease.

               6.3. Prorated Rent. Notwithstanding that the parties intend the Sublease Commencement Date shall be March 1, 2003, if the Sublease Commencement Date occurs in the middle of a month, or the Expiration

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          Date occurs in the middle of a month, Base Rent and Additional Rent will be charged at a prorated rate for that month.

               6.4. Payment of Property Taxes. Except to the extent prorated in accordance with Section 6.2 above, Mattson shall pay all property taxes due and payable by Lam under the Lease for the term of the Sublease. Property taxes will be paid as part of Additional Rent on a monthly basis.

               6.5 Property Tax Appellant Rights. As stated in Article 13.1 of the Lease, Mattson shall have the right, and Lam's reasonable cooperation, to bring suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessment, fee or public charge so paid. If Mattson desires to file suit to a court of competent jurisdiction or file a property tax appeal to an administrative agency as stated in the Lease, Lam agrees to give Mattson its reasonable cooperation to provide Mattson the necessary documentation to file its suit or administrative claim.

     7. RIGHT TO EXTEND. Notwithstanding the right to extend set forth in
Section 15 of the Addendum to the Lease, Lam hereby agrees that from and after the Effective Date and until May 17, 2006 (the "Outside Date") Mattson shall have the right to negotiate with Master Landlord and enter into a direct lease with Master Landlord for possession of the Premises upon the expiration of this Sublease. During such time period, Lam shall not exercise its option to extend under the Lease or otherwise attempt to re-occupy the Premises. If Mattson successfully enters into a direct lease with Master Landlord, Mattson shall notify Lam in writing (the "Lease Notice") on or before the Outside Date. Upon receipt of the Lease Notice from Mattson, Lam hereby agrees and acknowledges that Lam shall forfeit any right to extend the Lease as provided in Section 15 of the Addendum to the Lease and Lam covenants with Mattson that Lam shall not attempt to exercise its right to extend the Lease or otherwise seek to re-occupy the Premises. In exchange for Lam's forfeiture of its extension rights under the Lease, Mattson hereby agrees that if Mattson provides the Lease Notice to Lam in accordance with this Section 7, Mattson shall undertake the restoration obligations for the Premises set forth in Section 9.2 below.

     8. LAM'S OBLIGATIONS. Lam covenants that Lam shall not voluntarily terminate or modify, or consent to the termination or modification of the Lease for any reason without Mattson's consent; provided, however, that it shall not be deemed a voluntary termination on Lam's part if Master Landlord terminates the Lease in the event of condemnation pursuant to Section 11.2 or Section 11.4 of the Lease, if Master Landlord terminates the Lease in the event of casualty pursuant to Section 10.3 of the Lease or if Lam terminates the Lease as permitted by Sections 10.4 or 11.1 of the Lease. In the event that Lam defaults on its rental obligations under the Lease, Lam shall immediately inform Mattson of same and forward any notice Lam receives from Master Landlord on to Mattson promptly upon its receipt. Lam shall immediately deliver to Mattson copies of all default notices pertaining to the Premises Lam sends to or receives from Master Landlord.


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     9. RESTORATION AND SURRENDER

          9.1 Except as set forth in Section 9.2 below, Mattson shall, at its sole expense, surrender the Premises at the conclusion of the Sublease to Lam in substantially the same condition as when Mattson first took possession thereof at the beginning of this Sublease for Mattson's Premises and upon Lam's vacation for Lam's Premises, as such condition was documented in accordance with Section 10 below, except for the following items: (a) normal wear and tear, (b) any condemnation covered by Article XIII of the Lease, and (c) the remediation of Hazardous Materials present on or under the Premises, the Building, the Property or the Project, except to the extent such presence occurs during Mattson's occupancy or is caused by the acts or omissions of Mattson or Mattson's agents, invitees or employees. Notwithstanding the foregoing, Lam hereby agrees and acknowledges that Mattson shall not be responsible for the removal of any improvements, alterations or fixtures to the Premises not made or permitted by Mattson during the Sublease Term and then, only if so required by Master Landlord at the time Master Landlord grants consent for such alterations or improvements. Lam hereby agrees and acknowledges that Mattson shall not be required to comply with the surrender, removal and restoration obligations set forth in the Lease, including without limitation, Section 2.6 thereof except as provided in Section 9.2 below.

          9.2 If Mattson provides Lam with the Lease Notice pursuant to Section 7 above, then Mattson shall comply with the surrender and restoration obligations set forth in Section 2.6 of the Lease. Notwithstanding the foregoing, Lam hereby agrees and acknowledges that Mattson shall not be responsible for the remediation of Hazardous Materials present on or under the Premises, the Building, the Property or the Project, except to the extent such presence occurs during Mattson's occupancy or is caused by the acts or omissions of Mattson or Mattson's agents, invitees or employees.

          10. CONDITION. Except as otherwise set forth herein, Lam shall deliver to Mattson the Premises "as is", less removal of excess equipment. Lam shall deliver all building systems and subsystems in good working order and repair to the best of Lam's knowledge prior to Mattson's occupancy. Prior to the Sublease Commencement Date for Mattson's Premises and prior to the Lam Vacation Date for Lam's Premises, Lam shall take all necessary steps to obtain a hazardous materials building closure permit from the City of Fremont. Both parties acknowledge that the actual permit may not be received by the time that Mattson occupies the Premises, but Mattson's occupancy shall not relieve Lam of the obligation to obtain the building closure permit unless this Sublease is terminated as described herein. Lam shall provide Mattson with all documentation relevant to such permit process. Lam will make no tenant improvements to the Premises nor provide Mattson with any allowance for Tenant Improvements.


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     Prior to the Sublease Commencement Date, Lam and Mattson shall together complete a walk through and inspect the Premises (which inspection shall include the testing of all utility facilities, lighting, HVAC equipment, and other service equipment affecting the Premises, and an inspection of all ceilings, walls, and floors) using their best efforts to document, with digital photographs or otherwise, the existing condition of the Premises, including the identification and location of all improvements, alterations or fixtures (whether permitted or not by Master Landlord) in the Premises. Prior to the Lam Vacation Date, Lam and Mattson shall again complete a walk through and inspection of Lam's Premises to document the existing condition of Lam's Premises and identify all existing improvement, alterations and fixtures.

     11. PARKING AND COMMON AREA ACCESS. Subject to the terms and conditions of the Lease, Mattson shall have the right to use the parking lot and other Common Areas on the real property on which the Premises are situated.

     12. SIGNAGE. Signage shall be permitted, with the Master Landlord's approval and subject to any governmental rule or regulation, as permitted in the Lease. Mattson shall be entitled to install signage on the exterior of the Building on or after March 1, 2003.

     13. ADA; Other Laws and Regulations.

          13.1 To Lam's actual knowledge, it has not received any notices that the Premises are in violation of the Americans with Disabilities Act ("ADA"). Mattson acknowledges that it has been informed that it may be required to construct improvements on the Premises or invest substantial sums in the Premises to comply with governmental laws, rules or regulations (including the ADA) arising out of Mattson's alterations to the Premises or particular use of the Premises. Mattson has conducted its own independent investigation concerning its obligations under the ADA, as well as other governmental acts, rules and regulations, and is satisfied with that investigation. Mattson agrees to indemnify and hold Lam and Master Landlord harmless from any claim, cost or obligation arising from Mattson's violation or non-compliance with any governmental law, rule or regulation (including the ADA) arising out of Mattson's alterations to the premises or particular use of the Premises.

          13.2 Notwithstanding the foregoing, Lam hereby agrees and acknowledges that Mattson shall not be responsible for any non-compliance with any governmental law, rule or regulation, including without limitation, the Laws, Private Restrictions, the ADA or the remediation of Hazardous Materials, concerning the Mattson Premises existing on or prior to the Sublease Commencement Date and concerning the Lam Premises existing on or


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     prior to the Lam Vacation Date. Prior to the Sublease Commencement Date for
     Mattson's Premises and prior to the Lam Vacation Date for Lam's Premises, Lam shall take all necessary steps to obtain a hazardous materials building closure permit from the City of Fremont. If Lam fails to obtain a hazardous materials building closure permit within twelve (12) months of the Sublease Commencement Date, then either party shall be entitled to terminate this Sublease. Lam shall provide Mattson with all documentation relevant to such permit process. Additionally, Mattson shall be entitled to have an environmental engineer conduct environmental baseline site sampling on the Premises and submit the results of such sampling (the "Environmental Report") to Mattson within forty five (45) days of the Effective Date. If the Environmental Report indicates site contamination above minimum detectable analytical levels on the Property, Building or the Premises, or any portion thereof, then, Mattson shall be entitled to terminate this Sublease by providing Lam written notice of such election. In the event that Mattson terminates this Sublease pursuant to this Section 13.2, Lam shall return to Mattson any advance rent and security deposit paid by Mattson and the parties shall thereafter have no further rights or obligations hereunder.

     14. LEASE OBLIGATIONS. (A) Except as expressly set forth below in Paragraphs 14(B) or 14(C) or contrary to the terms of this Sublease, the Lease is incorporated herein in its entirety by this reference. For the purpose of this Sublease, all references in the Lease to "Landlord" shall be deemed to mean Lam and all references to "Tenant" shall be deemed to mean Mattson, all references to "Leased Premises" shall be deemed to mean Premises and all references to "Lease" shall mean this Sublease.

          (B) The following provisions of the Lease are specifically excluded from incorporation into this Sublease: Sections 2.3; 3.6 and 7.2 of the Lease and Section 17 of the Addendum. Article 1 of the Lease shall be used for reference only. The following provisions of the Lease are incorporated herein, with a modification, in that all references in these paragraphs to "Landlord" shall be deemed to mean "Renco Equities IV" (i.e. Landlord under the Lease): Sections 5.1.B.; 5.2; 6.2; 9.2; 10.1; 10.4; 13.3; 13.4; 13.5;
     13.6; all of Article 11; and Sections 5.1; 6.1; 13.12-C of the Addendum. To the extent any of the provisions of the Lease incorporated herein are inconsistent with this Sublease, the terms of the Sublease shall prevail. Except as excluded from the Sublease or as otherwise modified by the terms of this Sublease, the following provisions of the Lease are modified in that all references in these paragraphs to "Landlord" shall be deemed to mean (i) either Lam or Renco Equities IV (when the provision refers to the Landlord's representations or ability to exercise a power or right) or (ii) both Lam and Renco Equities IV (when the provision refers to the tenant's representations, duty or obligation): Sections 4.9; 4.14; 5.1; 5.3; 5.4; 5.5; 6.1; 6.3; 8.1; 8.2; 9.1; 10:3; 13.8; 14.4 and Section 9.1 of the
     Addendum. To the extent any of the provisions of the Lease incorporated herein are inconsistent with this Sublease, the terms of the Sublease shall prevail.


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          (C) Notwithstanding the foregoing incorporation of the terms and conditions of the Lease, Lam shall not be responsible for the performance of any obligations to be performed by the Master Landlord under the Lease, and Mattson agrees to look solely to the Master Landlord for the performance of such obligations. At Mattson's written request, Lam covenants to use good faith, reasonable efforts to enforce against Master Landlord all provisions of the Lease benefiting Mattson. Mattson shall reimburse Lam for all reasonable costs incurred by Lam in enforcing such covenants against Master Landlord, except to the extent Master Landlord is required to reimburse Lam or directly pay for such reasonable costs pursuant to the Lease. If Master Landlord shall default in the performance of any of its obligations under the Lease or at law, Lam shall, upon request of Mattson, cooperate with Mattson in the prosecution of any action or proceeding in order to have Master Landlord (i) make such repairs, furnish such electricity, provide such services or comply with any other obligation of Master Landlord under the Lease or as required by law, and/or
     (ii) compensate Mattson for any earlier default by Master Landlord in the payment or performance of its liabilities and obligations under the Lease during the Sublease Term. If Lam fails to take prompt and appropriate action to enforce Lam's rights against Master Landlord, Mattson shall have the right to take such action in Lam's name and, for the purpose and to such extent, all rights and remedies of Lam under the Lease are hereby conferred upon and assigned to Mattson

          (D) Mattson agrees to defend, indemnify and hold Lam harmless from and against any and all claims, liabilities, losses, damages and expenses (including reasonable attorneys' fees) incurred by Lam arising out of, from or in connection with (i) the use or occupancy of the Premises by Mattson,
     (ii) any breach or default by Mattson under this Sublease, (iii) the failure of Mattson to perform any obligation under the terms and provisions of the Lease assumed by Mattson hereunder or required to be performed by Mattson as provided herein or (iv) any damage, injury or loss incurred by Lam as a result of the actions of Mattson or its agents, employees, contractors or invitees.

     15. DEFAULT. Section 12.1 of the Lease is incorporated herein with the following modifications: the notice to cure period is shortened from ten (10) days to seven (7) days in Section 12.1.A. of the Lease and the notice to cure period is shortened from thirty (30) days to twenty (20) days in Section 12.1.C of the Lease. In the event of default by Mattson, if Lam assumes possession of the Premises, it shall be entitled, but not obligated, to seek another subtenant for the Premises.

          15.1 HOLDING OVER. If Mattson remains in possession of all or any part of the Premises after the expiration of the Sublease Term (or any approved extension thereof) without the prior written consent of Lam, Lam shall have the right to seek immediate eviction of Mattson, in addition to any other remedies at law or equity. In addition, Mattson shall be obligated to pay Lam as Sublease Base Rent the amount imposed on Lam as Holdover Rent pursuant to Section 13.2 of the Lease, in addition to Additional Rent, attorneys' fees, expert fees and costs of litigation. Any such holding over shall still be subject to every other term, condition and covenant of this Sublease.

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     16. MAINTENANCE. Except as provided herein, Mattson shall assume and fulfill all maintenance or repair obligations on the Premises, to the same extent required by Lam under the Lease. Mattson shall also be responsible for the cost of all standard operating expenses, such as utilities, janitorial costs and interior maintenance.

     17. TENANT IMPROVEMENTS AND EQUIPMENT. There is no allowance for Tenant Improvements under this Sublease. Lam shall, however, allow Mattson to use certain Lam telephone systems and office equipment and chattels during the term of this Sublease, as inventoried on the schedule attached hereto as Exhibit "E". All such equipment and chattels are provided "as is" without warranty of any kind. Mattson shall maintain all such equipment and chattels in substantially the same condition existing, normal wear and tear excepted. Provided that Mattson fully performs all obligations of this Sublease, Mattson shall acquire ownership of such equipment and chattels from Lam at the conclusion of the Sublease Term for no additional consideration. Mattson may, at its own expense, make tenant improvements provided that, before Mattson makes any tenant improvements or changes to the Premises, Mattson shall first obtain Lam and Master Landlord's written approval of such changes. Mattson may use the contractor of its choice for such tenant improvements, and Lam's consent to those improvements shall not be unreasonably withheld. All such improvements or changes shall comply with all laws, regulations and building codes applicable thereto.

     18. INSURANCE. Lam shall continue to maintain existing insurance policies for the Premises as required under the Lease until such time as Lam has fully vacated the Premises. Mattson shall maintain insurance on the Premises as required by Article 9 of the Lease, naming both Master Landlord and Lam as additional insureds. The parties hereby agree that the waiver of subrogation contained in Section 9.3 of the Lease shall be a three party agreement binding among and inuring to the benefit of Master Landlord, Lam and Mattson; subject to Master Landlord's consent.

     19. ADDITIONAL MEASURES. At no cost to Lam, Mattson shall take such reasonable, additional actions as are necessary, in Mattson's reasonable judgment, for Lam to comply with all applicable laws, rules and regulations relating to the Premises and to permit Lam's compliance with the Lease. Mattson shall conduct itself in a way so as to avoid imposing obligations upon Lam which are not created by the terms of this Sublease.


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

     20. ENTIRE AGREEMENT. This Sublease in conjunction with the attachments and the provisions of the Lease incorporated herein constitute an integrated agreement and supersede all prior written or oral negotiations and agreements between the parties relating to this Sublease.

     21. REPRESENTATIONS AND WARRANTIES. Lam and Mattson each make the following representations and warranties, each of which is material to the execution of this Sublease:

          (1) It is a corporation, duly organized, validly existing and in good standing under the laws of its state of incorporation.

          (2) The person executing the Sublease on its behalf has full power and authority to execute and deliver this Sublease.

          (3) This Sublease, once executed, is a legal, valid and binding obligation on it.

          (4) That it is not aware of any event, cause or condition which would constitute a breach any term or condition of the Lease by the execution of this Sublease.

     23. CONSTRUCTION OF AGREEMENT. This agreement is governed by California law. The parties agree that this Sublease represents an agreement that has been mutually negotiated and agreed to by the parties, each possessing equal bargaining power, so that there will be no presumption in favor of either party in construing any ambiguities in the agreement. Should any provision of this agreement be held illegal or unenforceable, the remaining terms of this agreement shall not be affected thereby and the illegal or unenforceable provision shall be replaced by a mutually agreeable provision which reflects the intent of the parties. This agreement may not be modified or altered except by an agreement in writing signed by an authorized representative of both parties.

     24. CONSENT REQUIREMENT. This Sublease is conditional upon receipt of Master Landlord's written consent, in form and substance satisfactory to Mattson. If such consent is not obtained by Lam and approved by Mattson, all prepaid deposits will be returned and neither party will have rights or obligations to the other hereunder.

     25. BROKER. Lam and Mattson each warrant and represent to the other that neither has had any dealings with any real estate broker, agent or finder in connection with the negotiation of this Sublease or the introduction of the parties to this transaction, except for _____________________ (collectively, the "Brokers"). The commission for the Brokers shall be paid by Lam pursuant to the terms of a separate written agreement between Lam and the Brokers. Each party further represents and warrants that it knows of no other real estate broker, agent or finder who is, or might be, entitled to a commission or a fee in connection with this Sublease. In the event of any additional claim for brokers' or finders' fees with respect to this Lease, Mattson shall indemnify, hold harmless, protect and defend Lam from and against such claims if they shall be based upon any statement or representation or agreement made by Mattson and Lam shall indemnify, hold harmless, protect and defend Mattson from and against such claims if they shall be based on any statement, representation or agreement made by Lam.


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

     26. NOTICES. All notices, demands, statements and other communications that may or are required to be given by either party to the other hereunder shall be in writing and shall be (i) personally delivered to the address or addressee provided herein or sent via facsimile to the fax number provided below, or (ii) sent by first class United States mail, postage prepaid, or (iii) delivered by a reputable messenger or overnight courier service and, in any case, addressed as follows:

If to Lam:                      Lam Research Corporation
                                4300 Cushing Parkway
                                Fremont, California 94538
                                Attn: Terry Bean

If to Mattson (prior to the     Mattson Technology, Inc.,
Sublease Commencement Date):    2800 Bayview Drive
                                Fremont, California  94538
                                Attn:  Neal Holmlund

If to Mattson (after the        Mattson Technology, Inc.,
Sublease Commencement Date):    47131 Bayside Parkway
                                Fremont, California  94538
                                Attn:  Neal Holmlund

     27. CONFIDENTIALITY. Mattson shall preserve the confidential nature of any of Lam's confidential or proprietary information to which it is exposed. If Mattson comes into possession of any of Lam's confidential or proprietary information, it shall immediately return such information to Lam without disseminating or copying it.

     Wherefore, the parties affix their signatures to this Sublease as evidence of their agreement to its terms and conditions.


Lam Research Corporation                         Mattson Technology Inc.

by __________________________                    by _____________________

its __________________________                   its _____________________


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